Exhibit 99.1

INOVALON REPORTS FIRST QUARTER 2021 RESULTS

First Quarter 2021 Highlights
•Q1 revenue of $177.2 million, up 15% YoY
•Q1 subscription-based platform revenue of $158.0 million, up 15% YoY, equating to 89% of Q1 total revenue
•Q1 net income of $9.2 million, resulting in diluted net income of $0.06 per share
•Q1 Non-GAAP net income of $25.0 million, resulting in Non-GAAP net income of $0.17 per share, up 55% YoY
•Q1 Adjusted EBITDA of $58.6 million, up 23% YoY
•Q1 Adjusted EBITDA margin of 33.1%, up 230 basis points YoY
•Q1 new sales Annual Contract Value (ACV)1 totaled $82.1 million, up 81% YoY
•Q1 Platform new sales Annual Contract Value totaled $63.8 million, up 120% YoY

Debt & Cash Highlights
•Cash balance as of March 31, 2021 totaling $128.6 million
•Net debt leverage ratio as of March 31, 2021 improved to 3.19x (versus 3.79x on March 31, 2020)

2021 Guidance Highlights
•Raising full-year 2021 revenue guidance, reflecting growth of 12% to 16% YoY, and reiterating profitability guidance
•Providing second quarter 2021 guidance, reflecting revenue growth of 11% to 15% YoY

Please refer to our First Quarter 2021 Earnings Presentation Supplement available at http://investors.inovalon.com for additional information, including financial metrics, guidance details, and other information that will be referenced during the Company’s conference call.

BOWIE, Md. – April 28, 2021 – Inovalon (Nasdaq: INOV), a leading provider of cloud-based platforms empowering data-driven healthcare, today announced financial results for the first quarter of 2021, issued guidance for the second quarter of 2021, and raised guidance for revenue growth and reaffirmed profitability guidance for full-year 2021.

“Strong market demand, sales, implementations, and execution was the recurring theme during the first quarter, driving top-line outperformance and an increase in our revenue growth guidance for the year,” said Keith Dunleavy, M.D., Inovalon’s chief executive officer and chairman of the board. “Strength was seen across all business units, where each is not only executing well, but also seeing robust, expanding sales pipelines despite successive quarters of very strong deal closures. In every corner of the Company, our teams are bringing passion and commitment to bear, and the results are clearly shining through. I could not be more proud of their performance. The combination of all of these factors continues to fuel our combined enthusiasm for 2021 and beyond.”

First Quarter 2021 Financial Results

•Revenue for the first quarter of 2021 was $177.2 million, a year-over-year increase of 15% compared with $154.2 million for the first quarter of 2020.
•Subscription-based platform revenue for the first quarter of 2021 was $158.0 million, or 89% of first quarter 2021 total revenue and a year-over-year increase of 15%, compared with $137.1 million for the first quarter of 2020, or 89% of first quarter 2020 total revenue.
•Cost of revenue for the first quarter of 2021 was $44.4 million, or 25.1% of revenue, compared with $41.0 million, or 26.6% of revenue, for the first quarter of 2020.
•Net income for the first quarter of 2021 was $9.2 million, resulting in diluted net income of $0.06 per share, compared with net loss of $1.7 million and diluted net loss of $0.01 per share, respectively, for the first quarter of 2020.

•Adjusted EBITDA for the first quarter of 2021 was $58.6 million, up 23% year-over-year, compared with $47.5 million for the first quarter of 2020. Adjusted EBITDA margin for the first quarter of 2021 was 33.1%, an increase of 230 basis points, compared with 30.8% for the first quarter of 2020.
•Non-GAAP net income for the first quarter of 2021 was $25.0 million, up 55% year-over-year, resulting in Non-GAAP diluted net income of $0.17 per share, compared with $16.2 million and $0.11 per share, respectively, for the first quarter of 2020.
•Net cash provided by operating activities for the first quarter of 2021 was $32.4 million, an increase of 130%, compared with $14.1 million for the first quarter of 2020. Free cash flow2 for the first quarter 2021 was $14.0 million, compared with a net free cash outflow of $2.4 million for the first quarter of 2020.

“Inovalon’s revenue performance above the high end of our guidance range in the quarter highlights the Company’s unique position to drive accelerating revenue growth, while continuing to drive industry-leading efficiency and resulting profitability, margins, and strong cashflows,” said Jonathan R. Boldt, chief financial officer of Inovalon. “As planned for 2021, we continue to strategically invest in our sales and marketing organization, SaaS delivery services, and cloud innovation engine to drive continued and sustainable revenue acceleration in 2021 and beyond.”

Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, and free cash flow are Non-GAAP measures. Net income is the GAAP financial measure most directly comparable to Adjusted EBITDA and Non-GAAP net income. Net cash provided by operating activities is the GAAP financial measure most directly comparable to free cash flow. Reconciliations of net income to Adjusted EBITDA and Non-GAAP net income and reconciliations of net cash provided by operating activities to free cash flow, identifying the differences between net income and net cash provided by operating activities and each of these Non-GAAP financial measures, are included in this press release after the consolidated financial statements.

Key Highlights

•Strong Demand, Continued Sales Growth, and Industry-Leading Client Expansion: Inovalon continued to expand its leadership position in cloud-based data-driven healthcare through the adoption of the Inovalon ONE® Platform with first quarter new sales Annual Contract Value (ACV) of $82.1 million, up 81% year-over-year. Platform new sales ACV (excluding services) totaled $63.8 million, up 120% year-over-year. Strong sales performance in the quarter reflected hundreds of engagements, including both substantive expansion of existing relationships as well as additions to the Company’s new logo list. Reflecting new logo additions, during the quarter Inovalon was proud to secure an 8-year engagement with the AIDS Healthcare Foundation, one of the ten largest specialty pharmacies in the U.S. and the world’s largest provider of HIV/AIDS medical care. During the quarter Inovalon’s additions of several industry-leading organizations to its client list was reflected in Inovalon proudly achieving the mark of now counting as clients all 25 of the top 25 global biopharmaceutical companies (up from the previously reported 22 of 25), 24 of the top 25 provider systems (up from the previously reported 19 of 25), and seven of the top 10 specialty pharmacies (up from the previously reported five of 10). Reflecting expansion of existing logos, the value impact driven by the Inovalon ONE® Platform already in place with clients supported the expansion of an extensive number of existing contract relationships. As one example, on March 22, 2021 it was announced that Humana had undertaken its fifth expansion of business with Inovalon since 2019 with the inclusion of Inovalon’s Vaccine Adherence Program. Despite the significant number of new sales closed over recent quarters, Inovalon’s sales opportunity pipeline continued to be robust as of the end of the first quarter.

•Implementations Coming Online as Scheduled & Acceleration Initiatives Progressing: Multiple previously reported large-scale platform sales converting into compounding subscription-based platform revenue and accelerating growth continue to come online at an accelerating pace in the first quarter of 2021. During the quarter, multiple initiatives that are focused on further automating platform implementation processes progressed with the goal of shortening implementation timelines and expanding the Company’s capacity to accelerate the implementation of new platform engagements.

•Network Effect Expanding: With the broadening adoption of Inovalon’s cloud-based SaaS solutions, Inovalon is increasingly empowering a network of marquee industry-leading clients across multiple segments of the marketplace. As the number of clients with platform engagements in place and operating increases, Inovalon is able to increasingly bring to market solutions which both require and thrive from the unique interconnectivity such as the Company’s Consumer Health Gateway, Inovalon’s DataStreamTM API, and its Vaccine Adherence platform – each of which drive value and benefit from the growing matrix of engaged and connected clients.

•Driving Industry Leadership with Deep Real-World Data, Proprietary Algorithms, Machine Learning (ML) and Artificial Intelligence (AI) Insights: Inovalon’s industry-leading primary source real-world data assets enable a unique capability to inform, test, and validate advanced algorithm design, machine learning, and artificial intelligence capabilities. These analytics power many capabilities of the Inovalon ONE® Platform, enabling significant value differentiation within the marketplace. During the quarter, Inovalon continued to power industry-leading research in the applications of real-world data for the advancement of data-driven healthcare within its product platform and focal areas of research. In addition to fueling the capabilities utilized within the existing platform portfolio of the Company, on March 31, 2021 Inovalon announced multiple areas of research spanning multiple high-impact healthcare industry challenges which are being conducted by Inovalon in partnership with clients across all major healthcare coverage populations. These areas of research reflect Inovalon’s industry leadership and investments in ground-breaking capabilities being undertaken to support existing client initiatives and drive high-value healthcare impact for clients of Inovalon’s cloud platform.

Other Financial Data and Key Metrics

The following constitute other financial data and key metrics that are presented quarterly.

•Growth of Datasets: At March 31, 2021, the MORE2 Registry® real-world dataset contained more than 336 million unique patient counts and more than 62 billion medical event counts, increases of 7% and 14%, respectively, compared with March 31, 2020.

•Investment in Innovation: For the quarter ended March 31, 2021, Inovalon’s ongoing investment supporting innovations in advanced, cloud-based platforms empowering data-driven healthcare was $24.9 million, or 14% of revenue, an increase of $7.4 million, or 42%, compared to the prior year period.

•Analytical Process Count Growth: Inovalon’s trailing twelve-month Patient Analytics Months (“PAM”) count, which the Company believes is indicative of the Company’s overall level of analytical activity, grew to 72 billion as of March 31, 2021, an increase of 5%, compared with March 31, 2020.

Please see the Company’s filings with the Securities and Exchange Commission (“SEC”) for further detail regarding the preceding other financial data and key metrics.

Shares Outstanding

As of April 16, 2021, the Company had 155.9 million shares of stock outstanding (comprised of 77.8 million shares of Class A common stock and 78.1 million shares of Class B common stock).

2021 Financial Guidance

In the setting of continued ACV growth, multiple substantive implementations coming online as scheduled, an expanding subscription base, continued strong sales pipeline, solid contract renewals, and strong operating efficiencies, Inovalon is raising its revenue guidance and reiterating the following profitability guidance for 2021 as outlined within the table below, indicating 12% to 16% year-over-year organic revenue growth and 15% to 19% year-over-year organic Adjusted EBITDA growth.

Financial Metric	Previous 2021 Guidance Provided February 3, 2021	Updated 2021 Guidance Provided April 28, 2021	Change from Full Year 2020
Revenue	$741 million to $768 million	$745 million to $772 million	12% to 16%
Net income	$43 million to $47 million	$43 million to $47 million	90% to 108%
Non-GAAP net income	$110 million to $113 million	$110 million to $113 million	19% to 22%
Adjusted EBITDA	$265 million to $275 million	$265 million to $275 million	15% to 19%
Net cash provided by operating activities	$180 million to $195 million	$180 million to $195 million	23% to 33%
Capital expenditures	$57 million to $63 million	$59 million to $65 million	—
Diluted net income per share	$0.28 to $0.31	$0.28 to $0.31	87% to 107%
Non-GAAP diluted net income per share	$0.73 to $0.75	$0.73 to $0.75	18% to 21%

The Company is also providing second quarter 2021 guidance below, indicating 11% to 15% year-over-year organic revenue growth.

Financial Metric	Second Quarter 2021 Guidance Provided April 28, 2021	Change from Second Quarter 2020
Revenue	$180 million to $187 million	11% to 15%
Net income	$7 million to $10 million	250% to 400%
Non-GAAP net income	$25 million to $28 million	14% to 27%
Adjusted EBITDA	$60 million to $67 million	6% to 18%
Diluted net income per share	$0.05 to $0.07	400% to 600%
Non-GAAP diluted net income per share	$0.17 to $0.19	13% to 27%

Additional assumptions made within the Company’s 2021 guidance are as follows:
•While changes in the stock price could change the fully diluted share count, under the treasury stock method, 2021 guidance assumes 151 million weighted average diluted shares.
•2021 guidance assumes an effective tax rate of approximately 28% for the full year.

Reconciliations of net income, the GAAP financial measure most directly comparable to Adjusted EBITDA and Non-GAAP net income, identifying the differences between each of these Non-GAAP financial measures and the most directly comparable GAAP financial measure, are included in this press release after the consolidated financial statements.

Conference Call

Inovalon will host a conference call to discuss its first quarter 2021 results at 5:00 p.m. Eastern Time today. To participate in Inovalon’s conference call, please dial (855) 783-2604, conference ID 3581518; international callers should dial (631) 485-4882 using the same conference ID. A replay will be available on Inovalon’s investor relations website (http://investors.inovalon.com).

Please refer to our First Quarter 2021 Earnings Presentation Supplement available at http://investors.inovalon.com for additional information, including financial metrics, guidance details, and other information that will be referenced during the Company’s conference call.

About the Inovalon ONE® Platform

The Inovalon ONE® Platform is an integrated cloud-based platform of nearly 100 individual proprietary technology toolsets and deep data assets able to be rapidly configured to empower the operationalization of large-scale, data-driven healthcare initiatives. Each proprietary technology toolset, referred to as a Module, is informed by the data of billions of medical events within Inovalon’s proprietary datasets. Combinations of Modules are configured to empower highly differentiated solutions for client needs quickly and in a highly scalable fashion. The flexibility of the modular design of the Platform enables clients to integrate the capabilities of the Platform with their own internal capabilities or other third-party solutions. The Platform brings to the marketplace a highly extensible, national-scale capability to interconnect with the healthcare ecosystem on a massive scale, aggregate and analyze data in petabyte volumes, arrive at sophisticated insights in real time, and drive meaningful impact wherever it is analytically identified best to intervene and intuitively visualize data and information to inform business strategy and execution.

About Inovalon

Inovalon is a leading provider of cloud-based platforms empowering data-driven healthcare. Through the Inovalon ONE® Platform, Inovalon brings to the marketplace a national-scale capability to interconnect with the healthcare ecosystem, aggregate and analyze data in real time, and empower the application of resulting insights to drive meaningful impact at the point of care. Leveraging its Platform, unparalleled proprietary datasets, and industry-leading subject matter expertise, Inovalon enables better care, efficiency, and financial performance across the healthcare ecosystem. From health plans and provider organizations, to pharmaceutical, medical device, and diagnostics companies, Inovalon’s unique achievement of value is delivered through the effective progression of “Turning Data into Insight, and Insight into Action®.” Supporting thousands of clients, including all 25 of the top 25 U.S. health plans, all 25 of the top 25 global pharma companies, 24 of the top 25 U.S. healthcare provider systems, and many of the leading pharmacy organizations, device manufacturers, and other healthcare industry constituents, Inovalon’s technology platforms and analytics are informed by data pertaining to more than one million physicians, 580,000 clinical facilities, 336 million Americans, and 62 billion medical events. For more information, visit www.inovalon.com.

Forward Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of, and are intended to be covered by the safe harbor provisions of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including but not limited to statements regarding the roll-out of any product or capability, the timing, performance characteristics and utility of any such product or capability, and the impact of any such product or capability on the healthcare industry, future results of operations and financial position, business strategy and plans, market growth, and objectives for future operations, are forward-looking statements. The words “believe,” “may,” “see,” “will,” “estimate,” “continue,” “anticipate,” “assume,” “intend,” “expect,” “project,” “look forward,” “promise,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, expectations about future business plans, prospective performance and opportunities, strategies and business plans, expectations regarding future results, expectations regarding the size of our datasets, expectations regarding implementation timeframes, our ability to meet financial guidance for the second quarter and full year 2021, expectations regarding future contract wins, our ability to pay down outstanding indebtedness, expectations regarding interest payments, expectations regarding tax rates, expectations regarding and/or estimates of ACV and TCV, statements and expectations with respect to visibility, revenue retention and recurring revenue, including ACV and TCV, and the impact of the COVID-19 pandemic on our business and operations. Inovalon has based these forward-looking statements largely on current expectations and projections about future events and trends that may affect financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, which could cause the future events and trends discussed in this press release not to occur and could cause actual results to differ materially and adversely from those anticipated or implied in the forward-looking statements.

These risks, uncertainties, and assumptions include, among others: the effects and potential effects of the COVID-19 pandemic on our business, cash flow, liquidity and results of operations due to, among other things, effects on the economy generally and on our customers, including the possible effects of significant rising unemployment, the inability of consumers to timely pay our customers and the resulting potential inability of our customers to pay the fees under our contracts on time or in full; the delay in the contracting for services by our customers as a result of the COVID-19 pandemic; potential other delays in the sales cycle for new customers and products; and other unforeseen impacts on our customers and potential customers and on our employees that could have a negative impact on us; the Company’s ability to continue and manage growth, ability to grow the client base, retain and renew the existing client base and maintain or increase the fees and activity with existing clients; the effect of the concentration of revenue among top clients; the ability to innovate new services and adapt platforms and toolsets; the ability to successfully implement growth strategies, including the ability to expand into adjacent verticals, such as direct to consumer, growing channel partnerships, expanding internationally and successfully pursuing acquisitions; the ability to successfully integrate our acquisitions and the ability of the acquired business to perform as expected; the successful implementation and adoption of new platforms and solutions, including the Inovalon ONE® Platform, ScriptMed® Cloud, Clinical Data Extraction as a Service (CDEaaS™), Natural Language Processing as a Service (NLPaaS™), Elastic Container Technology (ECT™), Inovalon DataStream™ API, Consumer Health Gateway™, Healthcare Data Lake, and the Telehealth configuration of the Inovalon ONE® Platform; the possibility of technical, logistical or planning issues in connection with the Company’s investment in and successful deployment of the Company’s products, services and technological advancements; the ability to enter into new agreements with existing or new platforms, products and solutions in the timeframes expected, or at all; the impact of pending M&A activity in the managed care industry, including potential positive or negative impact on existing contracts or the demand for new contracts; the effects of and costs associated with compliance with regulations applicable to the Company, including regulations relating to data protection and data privacy; the effects of changes in tax laws in the jurisdictions in which we operate; the ability to protect the privacy of clients’ data and prevent security breaches; the effect of competition on the business; the timing, size and effect of business realignment and restructuring charges; the efficacy of the Company’s platforms and toolsets; and the impact of the COVID-19 pandemic on our business and operations.

Additional information is also set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 17, 2021, included under Part I, Item 1A, “Risk Factors,” and in subsequent filings with the SEC. The Company is under no duty to, and disclaims any obligation to, update any of these forward-looking statements after the date of this press release or conform these statements to actual results or revised expectations, except as required by law.

Use of Non-GAAP Financial Measures

In the Company’s earnings releases, prepared remarks, conference calls, slide presentations and webcasts, there may be use or discussion of non-GAAP financial measures. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between the comparable GAAP financial measure and each non-GAAP financial measure are included in this press release after the consolidated financial statements.

1 Annualized Contract Value (ACV) is defined as a metric reflecting the sum of the first 12 months of revenue expected from contracts signed during a specific period (such as a quarter or year). New sales ACV refers to the sum of the first 12 months of revenue expected from new sales contracts signed during a specific period (such as a quarter or year).

2 Free cash flow is defined as net cash provided by operating activities less purchases of property and equipment and less investment in capitalized software.

Inovalon Holdings, Inc.
Consolidated Statements of Operations

(In thousands, except per-share amounts)	Three Months Ended March 31,
	2021	2020
Revenue	$177,176	$154,187
Expenses:
Cost of revenue(1)	44,397	41,043
Sales and marketing(1)	19,474	15,159
Research and development(1)	8,519	7,104
General and administrative(1)	53,025	53,883
Depreciation and amortization	28,431	27,934
Total operating expenses	153,846	145,123
Income from operations	23,330	9,064
Other income and (expenses):
Interest income	46	290
Interest expense	(13,128)	(14,560)
Other expense, net	(2)	(22)
Income (Loss) before taxes	10,246	(5,228)
Provision for (Benefit from) income taxes	1,090	(3,545)
Net income (loss)	$9,156	$(1,683)
Net income (loss) attributable to common stockholders, basic and diluted	$8,910	$(1,683)
Net income (loss) per share attributable to common stockholders, basic and diluted:
Basic net income (loss) per share	$0.06	$(0.01)
Diluted net income (loss) per share	$0.06	$(0.01)
Weighted average shares of common stock outstanding:
Basic	150,302	149,183
Diluted	150,454	149,183
_______________________________________________________

(1)	Includes stock-based compensation expense as follows:
	Cost of revenue	$221	$165
	Sales and marketing	938	620
	Research and development	320	453
	General and administrative	4,184	6,018
	Total stock-based compensation expense	$5,663	$7,256

Inovalon Holdings, Inc.
Selected Consolidated Balance Sheet Information

(In thousands)	March 31, 2021	December 31, 2020
Total assets	$1,965,996	$1,971,398
Total liabilities	1,236,275	1,262,684
Total stockholders’ equity	729,721	708,714

Inovalon Holdings, Inc.
Condensed Consolidated Statements of Cash Flows

(In thousands)	Three Months Ended March 31,
	2021	2020
Net cash provided by operating activities	$32,436	$14,099
Net cash used in investing activities	(20,992)	(16,473)
Net cash (used in) provided by financing activities	(6,694)	92,155
Increase in cash and cash equivalents	4,750	89,781
Cash and cash equivalents, beginning of period	123,880	93,094
Cash and cash equivalents, end of period	$128,630	$182,875
Inovalon Holdings, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization
Inovalon defines Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) as net income or loss calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, interest income, interest expense, other expense, net, provision for income taxes, stock-based compensation, acquisition costs, restructuring expense, tax on equity exercises, and other non-comparable items. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenue.  A reconciliation of net income to Adjusted EBITDA follows:

(In thousands, except percentages)	Three Months Ended March 31,
	2021	2020
Net income (loss)	$9,156	$(1,683)
Depreciation and amortization	28,431	27,934
Interest income	(46)	(290)
Interest expense	13,128	14,560
Other expense, net	2	22
Provision for (Benefit from) income taxes	1,090	(3,545)
EBITDA	51,761	36,998
Stock-based compensation	5,663	7,256
Acquisition costs:
Integration costs	—	450
Contingent consideration accretion	—	102
Compensatory contingent consideration	—	7
Other non-comparable items(1)	1,136	2,674
Adjusted EBITDA	$58,560	$47,487
Adjusted EBITDA margin	33.1%	30.8%
_______________________________________________________
(1)    Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, legal expenses beyond those in the normal course of business, and tax on equity exercises. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period-over-period and ongoing operating performance.

Inovalon Holdings, Inc.
Non-GAAP net income
Inovalon defines Non-GAAP net income as net income or loss calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs, restructuring expense, amortization of acquired intangible assets, amortization of debt issuance costs and debt discount, and other non-comparable items. The Company defines Non-GAAP basic net income per share as Non-GAAP net income divided by basic weighted average shares outstanding. The Company defines Non-GAAP diluted net income per share as Non-GAAP net income divided by diluted weighted average shares outstanding. A reconciliation of net income to Non-GAAP net income follows:

(In thousands, except per-share amounts)	Three Months Ended March 31,
	2021	2020
Net income (loss)	$9,156	$(1,683)
Stock-based compensation	5,663	7,256
Acquisition costs:
Integration costs	—	450
Contingent consideration accretion	—	102
Compensatory contingent consideration	—	7
Amortization of acquired and purchased intangible assets	13,412	12,954
Amortization of debt issuance costs and debt discount	1,217	1,151
Other non-comparable items(1)	1,136	2,674
Tax impact of add-back items	(5,593)	(6,739)
Non-GAAP net income	$24,991	$16,172

GAAP basic net income (loss) per share	$0.06	$(0.01)
GAAP diluted net income (loss) per share	$0.06	$(0.01)
Non-GAAP basic net income per share	$0.17	$0.11
Non-GAAP diluted net income per share	$0.17	$0.11
Weighted average shares of common stock outstanding:
Basic	150,302	149,183
Diluted	150,454	149,361
_______________________________________________________
(1)    Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, legal expenses beyond those in the normal course of business, and tax on equity exercises. Non-comparable items are excluded from Non-GAAP net income in order to more effectively assess the Company’s period-over-period and ongoing operating performance.
Inovalon Holdings, Inc.
Free Cash Flow
Inovalon defines free cash flow as net cash provided by operating activities less purchases of property and equipment and less investment in capitalized software. A reconciliation of net cash provided by operating activities to free cash flow follows:

(In thousands)	Three Months Ended March 31,
	2021	2020
Net cash provided by operating activities	$32,436	$14,099
Less: Purchases of property and equipment	(4,448)	(5,533)
Less: Investment in capitalized software	(13,988)	(10,940)
Free cash flow	$14,000	$(2,374)

Inovalon Holdings, Inc.
Key Metrics
The Company believes the key metrics illustrated in the tables below are indicative of its overall level of analytical activity and its underlying growth in the business.

	March 31,
(In thousands)	2021	2020
MORE[2] Registry® dataset metrics
Unique patient count(1)	336,355	315,610
Medical event count(2)	62,745,949	55,092,985
Trailing twelve-month Patient Analytics Months (PAM)(3)	72,287,954	68,531,751
_______________________________________________________
(1)    Unique patient count is defined as each unique, longitudinally matched, de-identified natural person represented in the MORE2 Registry® as of the end of the period presented.
(2)    Medical event count is defined as the total number of discrete medical events as of the end of the period presented (for example, a discrete medical event typically results from the presentation of a patient to a physician for the diagnosis of diabetes and congestive heart failure in a single visit, the presentation of a patient to an emergency department for chest pain, etc.).
(3)    Patient Analytics Months, or PAM, is defined as the sum of the analytical processes performed on each respective patient within patient populations covered by clients under contract. As used in the metric, an “analytical process” is a distinct set of data calculations undertaken by the Company which is initiated and completed within the Company’s platform solutions to examine a specific question such as whether a patient is believed to have a condition such as diabetes, or worsening of the disease, during a specific time period.

Inovalon Holdings, Inc.
Investment in Innovation
The Company’s business model is based upon the ability to deliver value to clients through the combination of advanced, cloud-based data analytics and data-driven intervention toolsets focused on the achievement of meaningful and measurable improvements in clinical quality outcomes and financial performance in healthcare. The Company’s ability to deliver this value is dependent in part on the ability to continue to innovate, design new capabilities, and bring these capabilities to market in an enterprise scale. The Company’s continued ability to innovate the platform and bring differentiated capabilities to market is an important aspect of the Company’s business success. The Company’s investment in innovation includes costs for research and development, capitalized software development, and expenditures related to hardware and software platforms on which data analytics and data-driven interventions toolset capabilities are deployed as summarized below.

	Three Months Ended March 31,
(In thousands, except percentages)	2021	2020
Investment in Innovation:
Research and development(1)	$8,519	$7,104
Capitalized software development(2)	16,320	10,432
Research and development infrastructure investments(3)	101	—
Total investment in innovation	$24,940	$17,536
As a percentage of revenue
Research and development(1)	5%	4%
Capitalized software development(2)	9%	7%
Research and development infrastructure investments(3)	—%	—%
Total investment in innovation	14%	11%
_______________________________________________________
(1)    Research and development primarily includes employee costs related to the development and enhancement of our service offerings.
(2)    Capitalized software development includes capitalized costs incurred to develop and enhance functionality for our platform solutions.
(3)    Research and development infrastructure investments include strategic capital expenditures related to hardware and software platforms under development or enhancement.

Inovalon Holdings, Inc.
Forward-Looking Guidance Adjusted EBITDA

	Guidance Range
	Three Months Ending June 30 2021		Year Ending December 31, 2021
(In millions)	Low	High	Low	High
Net income	$7	$10	$43	$47
Depreciation and amortization	28	29	115	116
Interest expense	13	14	54	55
Interest income	—	—	(1)	(1)
Provision for income taxes(1)	3	5	18	21
EBITDA	51	58	229	238
Stock-based compensation	8	8	32	32
Other non-comparable items(2)	1	1	4	5
Adjusted EBITDA	$60	$67	$265	$275
Adjusted EBITDA margin	33.3%	35.8%	35.6%	35.6%
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(1)    A 28% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.
(2)    Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period-over-period and ongoing operating performance.
Inovalon Holdings, Inc.
Forward-Looking Guidance Non-GAAP net income

	Guidance Range
	Three Months Ending June 30 2021		Year Ending December 31, 2021
(In millions, except per-share amounts)	Low	High	Low	High
Net income	$7	$10	$43	$47
Stock-based compensation	8	8	32	32
Amortization of acquired and purchased intangible assets	14	14	54	54
Amortization of debt issuance costs and debt discount	1	1	5	5
Other non-comparable items(1)	1	1	4	5
Tax impact of add-back items(2)	(6)	(6)	(28)	(30)
Non-GAAP net income	$25	$28	$110	$113

GAAP diluted net income per share	$0.05	$0.07	$0.28	$0.31
Non-GAAP diluted net income per share	$0.17	$0.19	$0.73	$0.75
Weighted average shares of common stock outstanding - diluted	151	151	151	151
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(1)    Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from non-GAAP net income in order to more effectively assess the Company’s period-over-period and ongoing operating performance.
(2)    A 28% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.
Non-GAAP Financial Measures
Inovalon provides the measures Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP net income as additional information for evaluating the Company’s operating results and free cash flow as a liquidity measure to evaluate the Company’s ability to generate cash to support its ongoing business to service and repay debt, and to invest in its business. These measures are not prepared in accordance with, or as an alternative for, GAAP accounting and may be different from non-GAAP measures used by other companies.

Investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as stock-based compensation, as well as the impact of non-comparable items and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Inovalon’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. For example, one limitation of Adjusted EBITDA is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Inovalon compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reconciling the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures that are provided above.

These non-GAAP measures include financial information that is prepared in accordance with GAAP and presented in our consolidated financial statements and are used to evaluate our business, measure our performance, develop financial forecasts and make strategic decisions and are an important factor in determining variable compensation.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as net income calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, other expense, net, interest income, interest expense, provision for income taxes, stock-based compensation, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), restructuring expense, tax on equity exercises, and other non-comparable items. A reconciliation of net income, which is the most directly comparable GAAP financial measure, to Adjusted EBITDA is provided above.

Adjusted EBITDA margin is the Company’s calculation of Adjusted EBITDA, divided by revenue calculated in accordance with GAAP.

The Company uses Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of performance to gain insight into operating effectiveness. The Company uses Adjusted EBITDA and Adjusted EBITDA margin as key metrics to assess its ability to increase revenues while controlling expense growth and the scalability of the Company’s business model. The Company believes that the exclusion of the expenses eliminated in calculating Adjusted EBITDA and Adjusted EBITDA margin provides management and investors a useful measure for period-to-period comparisons of the Company’s core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operating results. Accordingly, the Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating the Company’s operating results. However, use of Adjusted EBITDA and Adjusted EBITDA margin as analytical tools has limitations, and investors and others should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Adjusted EBITDA and Adjusted EBITDA margin or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Non-GAAP net income and Non-GAAP net income per share

The Company defines Non-GAAP net income as net income calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), restructuring expense, amortization of acquired and purchased intangible assets, amortization of debt issuance costs and debt discount, tax on equity exercises, and other non-comparable items.

The Company defines Non-GAAP basic net income per share as Non-GAAP net income divided by basic weighted average shares outstanding. The Company defines Non-GAAP diluted net income per share as Non-GAAP net income divided by diluted weighted average shares outstanding.

The Company uses Non-GAAP net income as a supplemental measure of performance to gain insight into financial effectiveness. The Company uses Non-GAAP net income as a key metric to assess its ability to increase revenues while controlling expense growth and the scalability of its business model. The Company believes that the exclusion of the expenses eliminated in calculating Non-GAAP net income provides management and investors a useful measure for period to period comparisons of the Company’s core business and financial results by excluding items that are not comparable across reporting periods or that do not otherwise relate to its ongoing financial results. Accordingly, the Company believes that Non-GAAP net income provides useful information to investors and others in understanding and evaluating the Company’s performance. However, use of Non-GAAP net income as an analytical tool has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Non-GAAP net income or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Free cash flow

The Company defines free cash flow as net cash provided by operating activities calculated in accordance with GAAP less purchases of property and equipment and less investments in capitalized software. The Company uses free cash flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to service and repay debt, and to invest in its businesses. However, use of free cash flow has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s liquidity as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate free cash flow or similarly titled measures differently, which may reduce their usefulness as comparative measures.
Contacts:
Inovalon
Kim E. Collins, Senior Vice President, Corporate Communications
Phone: 301-809-4000 x1473
kcollins@inovalon.com

Hulus Alpay, Vice President, Investor Relations
Phone: 301-809-4000 x1237
halpay@inovalon.com